Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

HOUSTON INTERNATIONAL INSURANCE GROUP, LTD.

AS AMENDED AND RESTATED ON JULY 31, 2014

Capitalized terms used but not defined herein shall have the respective meanings set forth in the Amended and Restated Stockholders’ Agreement, dated as of March 12, 2014, among the Company and its stockholders (the “Stockholders’ Agreement”).

ARTICLE I

Stockholders

Section 1.1. Annual Meetings. An annual meeting of Stockholders shall be held for the election of Directors at such date, time and place either within or without the State of Delaware as may be designated by the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

Section 1.2. Special Meetings. Special meetings of Stockholders may be called at any time by the Chairman of the Board of Directors, if any, the Vice Chairman of the Board of Directors, if any, the Chief Executive Officer or the Board of Directors, to be held at such date, time and place either within or without the State of Delaware as may be stated in the notice of the meeting. A special meeting of Stockholders shall be called by the Secretary upon the written request, stating the purpose of the meeting, of Stockholders who together own of record a majority of any class of Shares entitled to vote at such meeting.

Section 1.3. Participation in Meetings by Means of Remote Communication. The Board of Directors may, in its sole discretion, determine that any meeting of Stockholders be held solely by means of remote communication at which Stocld1olders and proxy holders may, by means of remote communication (a) participate in a meeting of Stockholders and (b) be deemed present in person and vote at a meeting of Stocld1olders whether such meeting is to be held at a designated place or solely by means of remote communication.

Section 1.4. Notice of Meetings. Whenever Stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communication, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each Stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Stockholder at such Stockholder’s address as it appears on the records of the Company.

Section 1.5. Adjournments. Any meeting of Stockholders, annual or special, may be adjourned from time to time, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof, and the means of remote communication, if any, by which Stocld1olders and proxy holders may be deemed present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.

Section 1.6. Quorum. At each meeting of Stockholders, except where otherwise provided by law or the Charter or these Bylaws, the holders of a majority of the outstanding Shares entitled to vote on a matter at the meeting, present in person or represented by proxy, shall constitute a quorum. For purposes of the foregoing, where a separate vote by class or classes is required for any matter, the holders of a majority of the outstanding Shares of such class or classes, present in person or represented by proxy, shall constitute a quorum to take action with respect to that vote on that matter. Two or more classes or series of Shares shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. In the absence of a quorum of the holders of any class of Shares entitled to vote on a matter, the holders of such class, so present or represented may, by majority vote, adjourn the meeting of such class from time to time in the manner provided by Section 1.5 of these Bylaws until a quorum of such class shall be so present or represented. Shares belonging on the record date for the meeting to the Company or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Company, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Company to vote stock, including but not limited to Shares, held by it in a fiduciary capacity.

Section 1.7. Organization. Meetings of Stockholders shall be presided over by the Chairman of the Board of Directors, if any, or in the absence of the Chairman of the Board of Directors by the Vice Chairman of the Board of Directors, if any, 01· in the absence of the Vice Chairman of the Board of Directors by the Chief Executive Officer, or in the absence of the Chief Executive Offtce1·by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 1.8. Voting; Proxies. Unless otherwise provided in the Charter, each Stockholder entitled to vote at any meeting of Stockholders shall be entitled to one vote for each Share held by such Stockholder which has voting power upon the matter in question. Each Stockholder entitled to vote at a meeting of Stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such Stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Company generally. A Stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Company. Voting at meetings of Stockholders need not be by written ballot unless the holders of a majority of the outstanding Shares entitled to vote thereon present in person or represented by proxy at such meeting shall so determine. If authorized by the Board of Directors, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission. Except as otherwise provided in these Bylaws or in the Chatter, Directors shall be electe9 by a plurality of the votes of the Shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors. In all other matters, unless otherwise provided by law or by the Charter or these Bylaws, the affirmative vote of the holders of a majority of the Shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the Stockholders. Where a separate vote by class or classes is required, the affirmative vote of the holders of a majority of the Shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class or classes, except as otherwise provided by law or by the Charter or these Bylaws.

Section 1.9. Fixing Date for Determination of Stockholders of Record. In order that the Company may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, the Board of Directors may fix a record date, or delegate the task of fixing a record date to a committee consisting of one or more directors of the Company, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Stockholde1·s of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

In order that the Company may determine the Stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Company having custody of the book in which proceedings of meetings of Stockholders are recorded. Delivery made to the Company’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

In order that the Company may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of Shares, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 1.10. List of Stockholders Entitled to Vote. The Secretary shall prepare and make available, at least ten days before every meeting of Stockholders, a complete list of the Stocld1olders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stocld1older and the number of shares registered in the name of each Stockholder. Such list need not, however, include electronic mail addresses or other electronic contact information. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours, at the principal place of business of the Company. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any Stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any Stocld1older during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 1.11. Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the Charter or by law, any action required by law to be taken at any annual or special meeting of Stockholders, or any action which may be taken at any annual or special meeting of Stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding Shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Shares entitled to vote thereon were present and voted and shall be delivered to the Company by delivery to (a) its registered office in the State of Delaware by hand or by certified mail or registered mail, return receipt requested, (b) its principal place of business, or (c) an officer or agent of the Company having custody of the book in which proceedings of meetings of Stockholders are recorded. Every written consent shall bear the date of signature of each Stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this Bylaw to the Company, written consents signed by a sufficient number of holders to take action are delivered to the Company by delivery to (a) its registered office in the State of Delaware by hand or by certified or registered mail, return receipt requested, (b) its principal place of business, or (c) an officer or agent of the Company having custody of the book in which proceedings of meetings of Stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those Stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of Stockholders to take the action were delivered to the Company as provided in this Section 1.11.

ARTICLE II

Board of Directors

Section 2.1. Powers; Number; Qualifications: Vacancies. The business and affairs of the Company shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the Charter. The Board of Directors shall consist of ten members (each member of the Board of Directors, a “Director”) until the closing of the transactions contemplated by that certain Remaining Shares Purchase Agreement, at which time the Board of Directors shall decrease to eight members. In the event the Remaining Shares Purchase Agreement is terminated in accordance with its terms, the Board of Directors shall decrease to nine members. Other than as provided in this Section 2.1, the number of Directors may be increased only by a unanimous vote of the entire Board of Directors.

Section 2.2. Election: Term of Office; Resignation; Removal; Special Rights and Restrictions. Each Director shall hold office until his or her successor is elected and qualified or until such Director’s earlier resignation or removal. Any Director may resign at any time upon notice given in writing or by electronic transmission to the Board of Directors or to the Chief Executive Officer or the Secretary of the Company. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Any Director may be removed for cause by a majority vote of the Board of Directors. If at any time any Stockholder notifies the other Stockholders in writing of its desire to remove, without cause, any Director of the Company previously designated by such Stockholder, each other Stockholder shall vote any and all of its Shares that are then entitled to vote so as to remove such Director without cause. The Stockholder requesting such removal shall indemnify and hold harmless each other Stockholder and its directors, officers, partners, stockholders, agents and employees against any losses, claims damages, liabilities and expenses incurred as a result of any such removal.

Section 2.3. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notice thereof need not be given; provided, however, that the Board of Directors shall meet, to the extent practicable, quarterly; provided, further, that so long as any Lightyear Designee serves on the Board of Directors, the Company shall use its commercially reasonable efforts to cause all in-person meetings of the Board of Directors to be held in New York, New York.

Section 2.4. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board of Directors, if any, by the Vice Chairman of the Board of Directors, if any, by the President or by any two Directors; provided, however, that so long as any Lightyear Designee serves on the Board of Directors, the Company shall use its commercially reasonable efforts to cause all in-person meetings of the Board of Directors to be held in New York, New York.

Section 2.5. Notice of Meetings and Meeting Materials. Special meetings of the Board of Directors must be preceded by at least two days’ notice of the date, time and place of the meeting. The notice may be given orally, in person or by telephone, or delivered in writing by mail, email or other reasonable means.

Section 2.6. Participation in Meetings by Conference Telephone Permitted. Unless otherwise restricted by the Charter or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Bylaw shall constitute presence in person at such meeting.

Section 2.7. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board of Directors, if any, or in the absence of the Chairman of the Board of Directors by the Vice Chairman of the Board of Directors, if any, or in the absence of the Vice Chairman of the Board of Directors by the Chief Executive Officer, or in their absence by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8. Action by Directors Without a Meeting. Unless otherwise restricted by the Charter or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

Section 2.9. Compensation of Directors. Unless otherwise restricted by the Charter or these Bylaws, the Directors shall not be compensated. Directors shall be reimbursed for their reasonable costs and expenses to the extent incurred in connection with or resulting from their service as Directors.

ARTICLE III

Committees

Section 3.1. Committees. The Board of Directors may designate one or more committees; provided, that no committee designated shall have any of the powers otherwise granted to another committee. Each committee shall consist of one or more of the Directors of the Company.

In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors, but only with the Partnership’s written consent in the event such absent or disqualified member is a Partnership Designee, with Lightyear’s written consent in the event such absent or disqualified member is a Lightyear Designee, and with Stephen L. Way’s (“Way”) consent in the event such absent or disqualified member was designated by Way, to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters:

(a)    approving or adopting, or recommending to the Stockholders, any action or matter expressly required by law to be submitted to Stockholders for approval;

(b)	adopting, amending or repealing these Bylaws; or

(c)	removing or indemnifying Directors.

No committee may take any action requiring approval of the Stockholders or the Board of Directors by law, contract or agreement absent such approval.

Section 3.2. Compensation Committee. The Board of Directors shall appoint from among its members a Compensation Committee consisting at all times of three Directors, two of whom shall at all times be Partnership Designees (who shall initially be Cameron MacDonald (Chairman) and Rob Kittel) and one of whom shall at all times be Way, until he is no longer a Director; provided that until the Closing of the transactions contemplated by the Remaining Shares Purchase Agreement, the Compensation Committee shall in addition consist of an additional Director who shall be a Lightyear Designee. The Compensation Committee shall review and recommend to the Board of Directo1·s the compensation of the senior managers of the Company and any such other general matters of compensation policy as the Board of Directors may delegate. The Compensation Committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the Board of Directors.

Section 3.3. Audit Committee. The Board of Directors shall appoint from among its members an Audit Committee consisting at all times of three Directors, two of whom shall at all times be Partnership Designees (who shall initially be Bill Andrus and Rob Kittell) and one of whom shall at all times be designated by Way (who shall initially be Robert Creager·(Chairman)); provided, that until the Closing of the transactions contemplated by the Remaining Shares Purchase Agreement, the Audit Committee shall in addition consist of an additional Director who shall be a Lightyea1·Designee. The Audit Committee shall review the financial statements of the Company, the system of controls which management of the Company has established and the internal audit process of the Company. The Audit Committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the Board of Directors.

Section 3.4. Executive Committee. The Board of Directors shall appoint from among its members an Executive Committee consisting at all times of three Directors, two of whom shall at all times be Partnership Designees (who shall initially be Cameron MacDonald (Chairman) and Rob Kittell) and one of whom shall at all times be Way, until he is no longer a Director; provided that until the Closing of the transactions contemplated by the Remaining Shares Purchase Agreement, the Executive Committee shall in addition consist of an additional Director who shall be a Lightyear Designee. Between meetings of the Board, the Executive Committee shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the resolution appointing the Executive Committee or shall otherwise be reserved to the full Board of Directors. The Executive Committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the Board of Directors.

Section 3.5. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board of Directors or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the entire committee at a meeting at which a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these by-laws.

ARTICLE IV

Officers

Section 4.1. Officers; Election. As soon as practicable after the annual meeting of Stockholders in each year, the Board of Directors shall elect officers as the Board of Directors may deem desirable or appropriate, including a Chairman, Vice Chairman, Vice President, Assistant Vice President, Assistant Secretary, Treasurer and Assistant Treasurer, and may give any of them such further designations or alternate titles as it considers desirable. Any number of offices may be held by the same person unless the Charter or these Bylaws otherwise provide.

Section 4.2. Term of Office; Resignation; Removal; Vacancies. Unless otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall hold office until such officer’s successor is elected and qualified or until such officer's earlier resignation or removal. Any officer may resign at any time upon written notice to the Board of Directors or to the Chief Executive Officer or the Secretary of the Company. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective.

Section 4.3. Powers and Duties. The officers of the Company shall have such powers and duties in the management of the Company as shall be stated in these Bylaws or in a resolution of the Board of Directors which is not inconsistent with these Bylaws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Secretary shall have the duty to record the proceedings of the meetings of the stockholders, the Boa1·d of Directors and any committees in a book to be kept for that purpose. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

ARTICLE V

Stock

Section 5.1. Certificates. Every holder of Shares shall be entitled to have a certificate signed by or in the name of the Company by the Chairman or Vice Chairman of the Board of Directors, if any, or the Chief Executive Officer or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Company, representing the number of Shares owned by such holder. If such certificate is manually signed by one officer or manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Company shall not issue any certificate in bearer form.

The powers, designations, preferences and relative, participating, optional or other special rights of each class of Shares or series thereof and the qualifications or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Company shall issue to represent such class or series of Shares, provided that, except as otherwise provided by law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Company shall issue to represent such class or series of Shares a statement that the Company will furnish without charge to each Stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special fights of each class of Shares or series thereof and the qualifications, limitations or· restrictions of such preferences and/or rights, Within a reasonable time after the issuance 01· transfer of uncertificated Shares, the Company shall send to the registered owner thereof a written notice containing the information required by law to be set forth or stated on certificates or a statement that the Company will furnish without charge to each Stockholder who so requests the powers, designations, preferences and relative, pa1ticipating, optional or other special rights of each class of Shares or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 5.2. Lost. Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Company may issue a new certificate of Shares in the place of any ce1tificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Company may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new ce1tificate.

ARTICLE VI

Miscellaneous

Section 6.1. Fiscal Year. The fiscal year of the Company shall be determined by the Board of Directors.

Section 6.2. Seal. The Company may have a corporate seal which shall have the name of the Company inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced,

Section 6.3. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Whenever notice is required to be given by law or under any provision of the Charter or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the· Stockholders, Directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Charter or these Bylaws.

Section 6.4. Interested Directors; Quorum. No contract or transaction between the Company and one or more of its Directors or officers, or between the Company and any other corporation, partnership, association or other organization in which one or more of its Directors or office1·s, are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or pa1ticipates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any such Director’s or officer’s votes are counted for such purpose, if: (1) the material facts as to the Director's or officer's relationship or interest and as to the contract 01·transaction are disclosed or are known to the Board of Directors or the committee, and the Boa1·d of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (2) the material facts as to the Director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the Stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the Stockholders; or (3) the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the Stockholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 6.5. Form of Records. Any records maintained by the Company in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Company shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 6.6. Amendment of By-Laws. These Bylaws may be amended or repealed, and new by-laws adopted, by the vote of (i) 66 2/3 % of the entire Board of Directors or (ii) the holders of 80% of the Shares entitled to vote thereon, but no such amendment shall be valid unless it is in accordance with the Stockholders’ Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, certifies that the above are the duly approved and adopted amended and restated bylaws of the Corporation on this 3lst day of July, 2014.

HOUSTON INTERNATIONAL INSURANCE GROUP, LTD.

By:	/s/Peter W. Presperin
Name: Peter W. Presperin
Title: Secretary

Signature Page to Amended and Restated Bylaws of
Houston International Insurance Group, Ltd